As filed with the Securities and Exchange Commission on September 4, 2012

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPP Finance 2010

(Exact Name of Registrant as Specified in its Charter)

Not applicable

(Translation of registrant’s name into English)

United Kingdom	7311	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 Ely Place

Dublin 2, Ireland

Telephone: 011–353–1–669–0333

(Address and telephone number of registrants’ principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Andrea Harris, Esq.

Group Chief Counsel

6 Ely Place

Dublin 2, Ireland

Telephone: 011–353–1–669–0333

(Name, address and telephone number of agent for service)

with a copy to:

Adam Kupitz, Esq.

Allen & Overy LLP

One Bishops Square

London E1 6AD

Telephone: (011 44) 20 3088 0000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price(1)	Amount of registration fee
Debt securities	(1)	(1)	(1)	(1)
Guarantees of the debt securities	(2)	(2)	(2)	(2)

(1)	WPP Finance 2010 is registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, WPP Finance 2010 is deferring payment of all of the registration fees relating to the registration of securities hereby.
(2)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantees.

TABLE OF CO-REGISTRANTS

Exact Name as Specified in Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
WPP plc	Jersey	7311	Not Applicable	6 Ely Place Dublin 2, Ireland Telephone: 011–353–1–669–0333
WPP Air 1 Limited	Ireland	7311	Not Applicable	6 Ely Place Dublin 2, Ireland Telephone: 011–353–1–669–0333
WPP 2005 Limited	United Kingdom	7311	Not Applicable	6 Ely Place Dublin 2, Ireland Telephone: 011–353–1–669–0333
WPP 2008 Limited	United Kingdom	7311	Not Applicable	6 Ely Place Dublin 2, Ireland Telephone: 011–353–1–669–0333

PROSPECTUS

WPP Finance 2010

Debt Securities

Guaranteed by

WPP plc

WPP Air 1 Limited

WPP 2008 Limited

WPP 2005 Limited

WPP Finance 2010 may from time to time offer debt securities, which will be guaranteed by WPP plc, WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited and which may be guaranteed by other entities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which these securities may be offered. When we offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

We may sell securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the U.S. Securities and Exchange Commission and incorporated by reference herein and/or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated September 4, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) using a “shelf” registration process. Under this shelf registration process, WPP Finance 2010 may from time to time offer debt securities, with guarantees of WPP plc, WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited and, to the extent so indicated in an applicable prospectus supplement or otherwise established following the offer and sale of a series of debt securities, guarantees of other entities.

This prospectus only provides a general description of the securities that we may offer and the method by which the securities may be offered. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the terms of the securities that are the subject of the offering and the terms of the offering itself. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that WPP plc files with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on certain of the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Except for historical statements and discussions, statements contained or incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other documents of WPP plc filed with or furnished to the SEC, including those incorporated by reference in this prospectus, may also include forward-looking statements, and other written or oral forward-looking statements have been made and may in the future be made from time to time by us or on our behalf.

Forward-looking statements include, without limitation, plans, objectives, projections and anticipated future economic performance based on expectations, estimates, forecasts, projections, beliefs and/or assumptions that are subject to risks and uncertainties. Forward-looking statements generally can be identified by the use of terms such as “ambition,” “may,” “hope,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “seek,” “continue” or similar terms.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate, management’s beliefs and assumptions made by management about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause actual results to differ materially from any future results expressed or implied from the forward-looking statements.

Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•	the unanticipated loss of a material client or key personnel,

•	delays or reductions in client advertising budgets,

•	shifts in industry rates of compensation,

•	regulatory compliance costs or litigation,

•	natural disasters or acts of terrorism,

•

our exposure to changes in the values of major currencies other than the U.K. pound sterling (because a substantial portion of our revenues are derived and costs incurred outside of the United Kingdom), and

•

the overall level of economic activity in our major markets (which varies depending on, among other things, regional, national and international political and economic conditions and government regulations in the world’s advertising markets).

The foregoing list of important factors is not exhaustive. For further discussion of these and other factors, see Item 3.D. “Risk Factors,” Item 4. “Information on the Company,” Item 5. “Operating and Financial Review and Prospects” and Item 11. “Quantitative and Qualitative Disclosures about Market Risk” in WPP plc’s most recent Annual Report on Form 20-F, and the applicable prospectus supplement.

As a result of these and other factors, no assurance can be given as to our future results and achievements. You are cautioned not to put undue reliance on these forward-looking statements, which are neither predictions nor guarantees of future events or circumstances. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are similarly qualified.

THE ISSUER AND THE GUARANTORS

As used in this prospectus, the “Group” and “WPP Group” refer to WPP plc and its consolidated subsidiaries; the “Issuer” refers to WPP Finance 2010, excluding its subsidiaries and affiliates; the “Subsidiary Guarantors” refers to WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited, excluding their subsidiaries; and the “Parent Guarantor” refers to WPP plc, excluding its subsidiaries and affiliates. References to the “Guarantors” refers collectively to the Parent Guarantor and the Subsidiary Guarantors, in each case unless the context otherwise requires or unless otherwise specified. References to “we”, “our” and “us” refer to the Issuer and WPP plc, collectively, in each case unless the context otherwise requires or unless otherwise specified.

The Group comprises one of the largest communication services businesses in the world. It operates through a number of established global, multinational and national advertising and marketing services companies that are organized into four business segments: Advertising and Media Investment Management; Consumer Insight; Public Relations & Public Affairs; and Branding & Identity, Healthcare and Specialist Communications (including direct, digital, promotion and relationship marketing).

The Group’s largest segment is Advertising and Media Investment Management, where it operates the advertising networks Ogilvy & Mather Advertising, JWT, Y&R, Grey, bates and the United Network, as well as Media Investment Management companies such as MediaCom, MEC, Mindshare, Maxus and tenthavenue. Consumer Insight operations are conducted through Kantar. Public Relations & Public Affairs operates through companies that include Burson-Marsteller, Cohn & Wolfe, Hill+Knowlton Strategies and Ogilvy Public Relations. Branding & Identity, Healthcare and Specialist Communications operations are conducted by companies that include B to D Group, ghg, Wunderman, Sudler & Hennessey, OgilvyOne Worldwide, Ogilvy CommonHealth Worldwide, G2, OgilvyAction, 24/7 Media and other companies.

The Group’s executive office is located at 6 Ely Place, Dublin 2, Ireland, Tel: (353) 1-669-0333, and WPP plc’s registered office is located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX.

The Issuer

WPP Finance 2010 was incorporated on October 26, 2010 and is a private unlimited liability company incorporated under the laws of England and Wales (company number 07419716). It is an indirect, wholly-owned subsidiary of WPP plc.

The Guarantors

WPP plc was incorporated on September 12, 2008 as a public company limited by shares incorporated under the laws of Jersey (company number 101749) and became the ultimate parent of the Group on November 19, 2008.

WPP Air 1 Limited was incorporated on September 30, 2008 as a company limited by shares incorporated under the laws of Ireland (company number 462735). It is a direct, wholly-owned subsidiary of WPP plc.

WPP 2008 Limited (formerly WPP Group plc) was incorporated on August 16, 2005 and is now a private limited company incorporated under the laws of England and Wales (company number 05537577). It is an indirect, wholly-owned subsidiary of WPP Air 1 Limited. WPP 2008 Limited was the ultimate parent of the Group from October 25, 2005 until November 19, 2008.

WPP 2005 Limited (formerly WPP Group plc) was incorporated on March 1, 1971 and is now a private limited company incorporated under the laws of England and Wales (company number 01003653). It is a direct, wholly-owned subsidiary of WPP 2008 Limited. WPP 2005 Limited was the ultimate parent of the Group until October 25, 2005.

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities in a prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including funding working capital and capital expenditures, possible acquisitions and, subject to market conditions, repayment of debt.

EXCHANGE RATES

The annual average of the daily Bloomberg Closing Mid Point rate for U.K. work days for pounds sterling expressed in U.S. dollars for each of the five years ended December 31, 2011 was:

Year ended December 31,	Average
2007	2.0019
2008	1.8524
2009	1.5667
2010	1.5461
2011	1.6032

The following table sets forth, for each of the most recent six completed months and the current month, the high and low Bloomberg Closing Mid Point rates. As of September 3, 2012, the Bloomberg Closing Mid Point rate was £1.00 = U.S.$1.5887.

Period	High	Low
March 2012	1.5991	1.5635
April 2012	1.6257	1.5826
May 2012	1.6219	1.5416
June 2012	1.5731	1.5356
July 2012	1.5874	1.5506
August 2012	1.5724	1.5422
September 2012 (through September 3, 2012)	1.5887	1.5887

There can be no assurance that the pound sterling will depreciate or appreciate significantly in the future.

RATIOS OF EARNINGS TO FIXED CHARGES

The data presented below is derived from the financial statements included in the documents incorporated by reference and other financial information previously filed with the SEC as part of WPP plc’s and its predecessors’ Annual Reports on Form 20-F. WPP plc prepares its consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The following table sets forth WPP plc’s and its predecessors’ unaudited consolidated ratios of earnings to fixed charges for the six months ended June 30, 2012 and 2011 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007. The table should be read in conjunction with the financial statements and other financial information included in the documents incorporated by reference.

	Six months ended June 30,		Year ended December 31,
	2012	2011	2011	2010	2009	2008	2007
(£ millions, except ratio information)	(unaudited)
EARNINGS
Profit before taxation (excluding share of results of associates)	329.7	309.8	942.3	796.1	605.6	700.8	678.0
Dividend from associates	25.3	23.9	57.2	53.3	45.5	44.6	28.0
Interest expense	125.8	123.7	253.4	230.9	309.3	280.5	216.3
Interest component of rent expense	76.7	74.0	151.2	147.3	144.8	108.4	87.0

Total Earnings	557.5	531.4	1,404.1	1,227.6	1,105.2	1,134.3	1,009.3

FIXED CHARGES
Interest expense(1)	125.8	123.7	253.4	230.9	309.3	280.5	216.3
Interest component of rent expense(2)	76.7	74.0	151.2	147.3	144.8	108.4	87.0

Total Fixed Charges	202.5	197.7	404.6	378.2	454.1	388.9	303.3

Ratio of Earnings to Fixed Charges	2.75x	2.69x	3.47x	3.25x	2.43x	2.92x	3.33x

(1)	Interest expense excludes interest on pension plans liabilities and revaluation of financial instruments accounted for at fair value through profit and loss.
(2)	The interest component of rent expense is one-third of rent expense as representative of the interest portion of rentals.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following section summarizes general terms that are common to all series of debt securities to be offered and sold pursuant to the registration statement of which this prospectus forms a part by WPP Finance 2010, the Issuer, and guaranteed by WPP plc, WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited, the Guarantors, and to the indenture under which such securities are issued, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series. We will describe the specific terms of each series of securities we offer in a supplement to this prospectus.

Because this section is a summary, it does not describe every aspect of the debt securities, guarantees and the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, this prospectus describes the meanings of only the more important terms that have been given special meanings in the indenture.

The indenture and its associated documents, including the debt securities we are offering, contain the full legal text of the matters summarized in this section. We have filed a copy of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Upon request, we will provide you with a copy of the indenture. See “Where You Can Find More Information” for information concerning how to obtain a copy.

In this section, references to “debt securities” include both the debt securities and the related guarantees, except where otherwise indicated or as the context otherwise requires. References to “holders” mean persons who have debt securities registered in their names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities issued in book-entry form through The Depository Trust Company or in debt securities registered in street name. Owners of beneficial interests in debt securities should refer to “Form of Securities, Clearing and Settlement.” The definitions of certain capitalized terms used in this section are set forth below under “—Definitions.”

The debt securities will be issued in one or more series. The following discussion of provisions of the debt securities and the guarantees, including, among others, the discussion of provisions described under “—Optional Redemption and Optional Repurchase”, “—Events of Default and Remedies”, “—Modification and Waiver” and “—Defeasance” below, applies to individual series of debt securities.

General

Indenture

The debt securities will be issued under an indenture (as the same may be amended or supplemented from time to time, the “indenture”). The indenture is an agreement among the Issuer, WPP plc, WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited, as guarantors, Wilmington Trust, National Association, as trustee (the “trustee”) and Citibank, N.A. as “security registrar” and “paying agent.”

The trustee, security registrar and paying agent, as applicable, have the following two main roles:

•

First, the trustee can enforce your rights against the Issuer if it defaults in respect of the debt securities and against a Guarantor if it defaults in respect of its guarantee. There are some limitations on the extent to which the trustee acts on your behalf, which are described under “—Events of Default and Remedies.”

•	Second, the trustee, security registrar or paying agent, as applicable, performs administrative duties for us, such as making interest payments and sending notices to holders of debt securities.

The indenture does not contain any financial covenants and, accordingly, holders of debt securities issued under the indenture will not benefit from any financial covenants unless otherwise indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, neither the Issuer nor any Guarantor (or any of their subsidiaries) will be restricted under the indenture from paying dividends or issuing or repurchasing securities or from incurring additional indebtedness in the future.

Guarantees

The Guarantors will guarantee, on a joint and several basis, the full and punctual payment of principal, premium, if any, interest, additional amounts and any other amounts that may become due and payable by the Issuer in respect of a series of debt securities and under the indenture. Each of the guarantees will be full and unconditional subject to the possible release or replacement of such guarantee upon certain mergers, consolidations or sales of all or substantially all of a Guarantor’s properties and assets or upon the satisfaction or defeasance of a series of debt securities. If the Issuer fails to pay any such amount, the Guarantors will immediately pay the amount that is due and required to be paid.

If any direct or indirect parent of WPP plc, or any of WPP plc’s subsidiaries that is not a Guarantor, or any other subsidiary of any Parent Guarantor, becomes a guarantor under any of the Eurobonds, Sterling bonds or USA notes, then such guaranteeing entity shall become a guarantor of the debt securities. As used herein, the term “Eurobonds” means the €500 million of 5.25% bonds due January 2015 issued by WPP Finance S.A., the €600 million of 4.375% bonds due December 2013 issued by WPP 2008 Limited (formerly WPP Group plc) and the €750 million of 6.625% bonds due in 2016 issued by WPP 2008 Limited (formerly WPP Group plc); the term “Sterling bonds” means the £400 million of 6% bonds due April 2017 issued by WPP 2008 Limited (formerly WPP Group plc), the £200 million of 6.375% bonds due November 2020 issued by WPP Finance S.A. and the £450 million of 5.75% convertible bonds due May 2014 issued by WPP plc; and the term “USA notes” means the U.S.$369 million of 5.875% notes due June 2014 issued by WPP Finance (UK), the U.S.$600 million of 8% senior notes due September 2014 issued by WPP Finance (UK) and the approximately U.S.$812.4 million of 4.75% senior notes due November 2021 issued by the Issuer. Notwithstanding the foregoing, neither WPP Air 3 Limited, a wholly owned direct subsidiary of WPP Air 1 Limited and a guarantor of the £450 million of 5.75% convertible bonds due May 2014, nor Young & Rubicam Brands US Holdings, a wholly owned indirect subsidiary of WPP Air 1 Limited and a guarantor of the USA notes, will be required to become a guarantor of any notes issued and sold under the indenture.

Ranking of Debt Securities and Guarantees

WPP plc is a holding company and its principal assets are shares that it holds in its subsidiaries. The debt securities will not be secured by any of the Issuer’s assets or properties. As a result, by owning the debt securities, you will be one of the Issuer’s unsecured creditors. The debt securities will not be subordinated to any of the Issuer’s other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against the Issuer, the debt securities would rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated debt.

The Guarantors’ guarantees of the debt securities will not be secured by any of their assets or properties. As a result, if the Guarantors are required to pay under the guarantees, holders of the debt securities would be unsecured creditors of the Guarantors. The guarantees will not be subordinated to any of the Guarantors’ other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against any of the Guarantors, the guarantees would rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated debt.

WPP plc, WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited are holding companies and currently conduct all of their operations through their subsidiaries. None of the subsidiaries of WPP plc other than the Issuer and the existing Subsidiary Guarantors will have any obligations with respect to the debt securities unless other entities become guarantors. As a result, the debt securities and guarantees will be effectively subordinated to claims of creditors (including trade creditors and preferred stockholders, if any) of each of the subsidiaries other than the Issuer and the existing Subsidiary Guarantors and any other entities that become Subsidiary Guarantors.

Stated Maturity and Maturity

The day on which the principal amount of the debt securities is scheduled to become due is called the “stated maturity” of the principal of such debt securities. The principal of the debt securities may become due before its stated maturity by reason of redemption, repurchase or acceleration after a default. The day on which the principal of the debt securities actually becomes due, whether at its stated maturity or earlier, is called the “maturity” of the principal of the debt securities.

We also use the terms “stated maturity” and “maturity” to refer to the dates when interest payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of the debt securities without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal of the debt securities.

Form and Denominations

The debt securities will be issued only in registered form without coupons and in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement.

Except in limited circumstances, the debt securities will be issued in the form of global debt securities. See “Form of Securities, Clearing and Settlement.”

Further Issues

Unless otherwise specified in the applicable prospectus supplement, the Issuer reserves the right, from time to time without the consent of holders of a series of debt securities, to issue additional debt securities of the same series on terms and conditions identical to those of the debt securities, which additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, such debt securities.

Payment Provisions

Payments on the Debt Securities

The Issuer will pay interest on the debt securities on the interest payment dates stated in the applicable prospectus supplement and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date.

For interest due on a debt security on an interest payment date, the Issuer will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, the Issuer will pay the interest to the person or entity entitled to receive the principal of the debt security. For principal due on a debt security at maturity, the Issuer will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment.

Unless otherwise specified in the applicable prospectus supplement, the Issuer will compute interest on debt securities bearing interest at a fixed rate on the basis of a 360-day year of twelve 30-day months.

The regular record dates relating to the interest payment dates for any debt security will be set forth in the applicable prospectus supplement.

Payments on Debt Securities in Global Form. For debt securities issued in global form, the Issuer will make payments on the debt securities in accordance with the applicable policies of The Depository Trust Company or other depositary as in effect from time to time. Under those policies, the Issuer will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Debt Securities in Certificated Form. For debt securities issued in certificated form, the Issuer will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the trustee’s or the security registrar’s records as of the close of business on the regular record date, and the Issuer will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check may be made in next-day funds, that is, funds that become available on the day after the check is cashed. If the Issuer issues debt securities in certificated form, holders of debt securities in certificated form will be able to receive payments of principal and interest on their debt securities at the office of the Issuer’s paying agent maintained in New York City.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, the Issuer will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the debt securities, guarantees or the indenture. No interest will accrue on the postponed amount from the original due date to the next day that is a business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or London generally are authorized or obligated by law, regulation or executive order to close.

Paying Agents

If the Issuer issues debt securities in certificated form, the Issuer may appoint one or more financial institutions to act as its paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. The Issuer may add, replace or terminate paying agents from time to time, provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, the Issuer will maintain a paying agent in New York City. The Issuer may also choose to act as its own paying agent. Initially, the Issuer has appointed Citibank, N.A. as principal paying agent and Citibank, N.A., London Branch as a paying agent. The Issuer must notify you of changes in the paying agents as described under “—Notices” below.

The Issuer will undertake to maintain a paying agent having offices in at least one major European city and a paying agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

Unclaimed Payments

All money paid by the Issuer or a Guarantor to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to the Issuer or such Guarantor. After that two-year period, the holder may look only to the Issuer and the Guarantors for payment and not to the trustee, any paying agent or anyone else.

Payment of Additional Amounts

All payments in respect of the debt securities of a series and the related guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“taxes”) imposed or levied by or on behalf of (i) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or any of the Guarantors is incorporated or resident (or deemed for tax purposes to be resident), (ii) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or any Guarantor makes payment on the debt securities or the guarantees, or (iii) the United States or any political subdivision or taxing authority thereof or therein (each, an “applicable taxing jurisdiction”), unless such taxes are required by the applicable taxing jurisdiction to be withheld or deducted. In that event, the Issuer or the Guarantors will pay by way of additional interest on the debt securities of such series such additional amounts of, or in respect of, principal, premium, if any, and interest (“additional amounts”) as will result (after deduction of such taxes and any additional taxes payable in respect of such additional amounts) in the payment to each holder of the debt securities of such series of the amounts that would have been payable in respect of such debt security or guarantee had no such withholding or deduction been required, except that no additional amounts shall be so payable for or on account of:

(1) any taxes that would not have been imposed but for the fact that such holder:

(a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the applicable taxing jurisdiction or otherwise had some connection with the applicable taxing jurisdiction other than the mere ownership of, or receipt of payment under, such debt security or guarantee;

(b) presented (if presentation is required) such debt security or guarantee for payment in the applicable taxing jurisdiction, unless such debt security or guarantee could not have been presented for payment in another member state of the European Union; or

(c) presented (if presentation is required) such debt security or guarantee, as the case may be, more than 30 days after the date on which the payment in respect of such debt security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security or guarantee for payment on any day within such period of thirty (30) days;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

(3) any taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal, premium, if any, or interest on such debt security or guarantee, as the case may be;

(4) any taxes that are imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of a debt security of such series with a request from the Issuer or any Guarantor addressed to the holder and received by such holder at least thirty (30) days prior to the first payment date with respect to which such information is required (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the applicable taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(5) any tax imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6) any taxes payable by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security of such series or related guarantee to another paying agent in a member state of the European Union; or

(7) any combination of items (1), (2), (3), (4), (5) and (6);

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or interest on any such debt security or guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the applicable taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settler with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

Whenever there is mentioned, in any context, the payment in respect of the debt securities of a series or the related guarantees, such mention shall be deemed to include mention of the payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the indenture.

Redemption and Optional Repurchase

The Issuer will not be permitted to redeem the debt securities of a series before their stated maturity, except as set forth below. The debt securities will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, you will not be entitled to require the Issuer or the Guarantors to repurchase your debt securities from you before their stated maturity, except as set forth below.

Optional Redemption

If so indicated in the applicable prospectus supplement, the Issuer will be entitled, at its option, to redeem some or all of the outstanding debt securities of a series from time to time at the redemption price set forth in the applicable prospectus supplement. If the debt securities of a series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the prospectus supplement will specify the date or describe the conditions. In each case the Issuer will also pay you accrued and unpaid interest, if any, to, but excluding, the redemption date. Debt securities of a series will stop bearing interest on the redemption date, even if you do not collect your money.

Tax Redemption

If as the result of any change in or any amendment to the laws, regulations or published tax rulings of the applicable taxing jurisdiction affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to the debt securities or the guarantees, which change or amendment becomes effective on or after the original issue date of the debt securities of a series, it is determined by the Issuer and the Guarantors that the Issuer or a Guarantor (x) would be required to pay any additional amounts pursuant to the indenture or the terms of any debt security of such series or related guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of a Guarantor, a payment in respect of such interest was required to be made by such Guarantor under its guarantee thereof on such interest payment date), and (y) such obligation cannot be avoided by the Issuer or such Guarantor taking reasonable measures available to the Issuer or such Guarantor (including by having payments with respect to the debt securities or guarantees made by the Issuer or a Guarantor that would not be required to pay any additional amounts), the Issuer may, at its option, redeem all (but not less than all) the debt securities of such series at any time following such an event, upon not less than 30 nor more than 60 days’ written notice as provided in the indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including additional interest and additional amounts, if any) to, but excluding, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or such Guarantor would be obligated to pay such additional amounts were a payment in respect of the debt securities of such series or related guarantees, as the case may be, then due and (b) at the time any such redemption notice is given, such obligation to pay such additional amounts must remain in effect. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the trustee (i) an opinion of an independent legal adviser of recognized standing in the relevant jurisdiction to the effect that the Issuer or a Guarantor would be required to pay additional amounts on the next payment in respect of the debt securities of such series and (ii) an officers’ certificate to the effect that such obligation cannot be avoided by the Issuer or such Guarantor, taking reasonable measures available to the Issuer or the Guarantor, and the trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on the holders of the debt securities.

If (1) the Issuer or the Guarantors shall have on any date (the “succession date”) consolidated with or merged into, or conveyed or transferred or leased all or substantially all of the Issuer’s or the Guarantors’ properties and assets to any successor person (as defined in the indenture) that is organized under the laws of any jurisdiction other than the jurisdiction in which the Issuer or any Guarantor is organized, (2) as the result of any change in or any amendment to the laws, regulations or published tax rulings of such jurisdiction of organization, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to any particular series of debt securities or related guarantees, which change or amendment becomes effective on or after the succession date, such successor person would be required to pay any additional amounts pursuant to the indenture or the terms of the debt securities of such series or the related guarantees in respect of interest on any debt securities on the next succeeding interest payment date, and (3) such obligation cannot be avoided by the successor person taking reasonable measures available to it, the Issuer or such successor person may at the Issuer’s or such successor person’s option, redeem all (but not less than all) of the debt securities of such series, upon not less than 30 nor more than 60 days’ written notice as provided in the indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including additional interest) to, but excluding, the date fixed for redemption and additional amounts, if any; provided, however, that (1) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which a successor person would be obligated to pay such additional amounts were a payment in respect of the debt securities or the related guarantees, as the case may be, then due, and (2) at the time any such redemption notice is given, such obligation to pay such additional amounts must remain in effect. Prior to the giving of any notice of redemption to all holders of the debt securities pursuant to this paragraph, the successor person shall deliver to the trustee (i) an opinion of an independent legal adviser of recognized standing in the relevant jurisdiction to the effect that such successor person would be required to pay additional amounts on the next payment in respect of the debt securities and (ii) an officers’ certificate to the effect that such obligation cannot be avoided by the successor person taking reasonable measures available to it, and the trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on the holders of the debt securities.

Optional Repurchase

If so indicated in the applicable prospectus supplement, holders will be entitled, at their option, to require the Issuer to repurchase some or all of their outstanding debt securities of a series from time to time at the repurchase price set forth in the applicable prospectus supplement. If the debt securities are subject to repurchase only on or after a specified date or upon the satisfaction of additional conditions, the prospectus supplement will specify the date or describe the conditions. In each case the Issuer will also pay you accrued and unpaid interest, if any, to, but excluding, the repurchase date. Debt securities as to which repurchase rights are exercised will stop bearing interest on the repurchase date, even if you do not collect your money.

Covenants

The following covenants will apply to WPP plc and its Restricted Subsidiaries (as defined below) for so long as any debt security remains outstanding. These covenants restrict WPP plc’s ability and the ability of these subsidiaries to enter into certain transactions. However, these covenants do not limit the ability of any entity to incur indebtedness or require compliance with financial ratios or the maintenance of specified levels of net worth or liquidity.

Negative Pledge

Pursuant to the indenture, for so long as any of the debt securities remain outstanding, WPP plc will not, and will not permit its Restricted Subsidiaries to, create, suffer or permit to subsist any mortgage, charge, pledge, lien or other security interest (each, a “Security Interest” and, collectively, “Security Interests”) on the whole or any part of our or their respective present or future assets (other than Permitted Security Interests) without making effective provision whereby all the debt securities shall be directly secured equally and ratably with the obligation secured by such Security Interest.

If, as provided above under “—Guarantees”, a direct or indirect parent of WPP plc becomes a Guarantor of the debt securities, then the foregoing covenant shall cease to have effect and it shall be replaced by a covenant providing that, for so long as any of the debt securities remain outstanding, the Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, create, suffer or permit to subsist any Security Interest on the whole or any part of our or their respective present or future assets (other than Permitted Security Interests) without making effective provision whereby all the debt securities shall be directly secured equally and ratably with the obligation secured by such Security Interest.

Limitation on Sale and Leaseback Transactions

Pursuant to the indenture, for so long as any of the debt securities remain outstanding, WPP plc will not, and will not permit its Restricted Subsidiaries to, enter into any arrangement with any bank, insurance company or other lender or investor (not including WPP plc or any of its Subsidiaries), or to which any such lender or investor is a party, providing for the leasing by WPP plc or such Subsidiary for a period, including renewals, in excess of three years of any assets that have been owned by WPP plc or any Restricted Subsidiary for more than 270 days and which have been or are to be sold or transferred by WPP plc or any Restricted Subsidiary to such lender or investor or, as a part of such arrangement, to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such assets (a “sale and leaseback transaction”) unless WPP plc or such Restricted Subsidiary, applies within one year after the sale or transfer will have been made by WPP plc or such Restricted Subsidiary, an amount equal to the net proceeds of the sale of the assets sold and leased back pursuant to such arrangement (a) to the retirement of Indebtedness incurred, assumed or guaranteed by WPP plc or any of its Subsidiaries which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such Indebtedness or (b) to investment in any of WPP plc’s assets or the assets any of our Subsidiaries.

Notwithstanding the foregoing, WPP plc or any of its Restricted Subsidiaries may enter into sale and leaseback transactions with respect to their respective assets in addition to those permitted above; provided, however, that at the time of entering into such sale and leaseback transactions and after giving effect thereto, WPP plc or the Restricted Subsidiary would be entitled pursuant to any Permitted Security Interests to create, suffer or permit to subsist a Security Interest on such assets without making effective provision whereby all the debt securities shall be directly secured equally and ratably with such Indebtedness.

If, as provided above under “—Guarantees”, a direct or indirect parent of WPP plc becomes a Guarantor of the debt securities, then the foregoing covenant shall cease to have effect and it shall be replaced by a covenant providing that, for so long as any of the debt securities remain outstanding, the Parent Guarantor will not, and it will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Parent Guarantor or any of its Subsidiaries), or to which any such lender or investor is a party, providing for the leasing by the Parent Guarantor or any such Restricted Subsidiary for a period, including renewals, in excess of three years of any assets which have been owned by the Parent Guarantor or any of its Restricted Subsidiaries for more than 270 days and which have been or are to be sold or transferred by the Parent Guarantor or any of its Restricted Subsidiaries to such lender or investor or, as a part of such arrangement, to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such assets (a “sale and leaseback transaction”) unless the Parent Guarantor applies or such Restricted Subsidiary, within one year after the sale or transfer will have been made by the Parent Guarantor or such Restricted Subsidiary, applies an amount equal to the net proceeds of the sale of the assets sold and leased back pursuant to such arrangement (a) to the retirement of Indebtedness incurred, assumed or guaranteed by the Parent Guarantor or any of its Subsidiaries which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such Indebtedness or (b) to investment in any assets of the Parent Guarantor or any of its Subsidiaries.

Notwithstanding the foregoing, the Parent Guarantor or any of its Restricted Subsidiaries may enter into sale and leaseback transactions with respect to its or their respective assets in addition to those permitted above; provided, however, that at the time of entering into such sale and leaseback transactions and after giving effect thereto, the Parent Guarantor or the Restricted Subsidiary would be entitled pursuant to any Permitted Security Interests to create, suffer or permit to subsist a Security Interest on such assets without making effective provision whereby all the debt securities shall be directly secured equally and ratably with such Indebtedness.

Consolidation, Merger, Conveyance, Transfer or Lease

The indenture provides that for so long as any of the debt securities are outstanding, neither the Issuer nor any Guarantor may consolidate with or merge with or into any other person, or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

(i)	any person formed by such consolidation or into which the Issuer or such Guarantor is merged or to whom the Issuer or such Guarantor has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership, trust, company or other entity organized and validly existing under the laws of the United Kingdom or any jurisdiction thereof, Jersey, any jurisdiction included from time to time in the European Union (or its successors), the United States, any state thereof or the District of Columbia, and such person expressly assumes, by a supplemental indenture executed and delivered to the trustee, the Issuer’s or such Guarantor’s obligations on the debt securities or the guarantees, as the case may be, and under the indenture (including any obligation to pay any additional amounts and, in the case of a Guarantor, the performance or observation of its guarantees);

(ii)	in the case of such consolidation, merger, conveyance, transfer or lease by the Issuer or any Guarantor, immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(iii)	any such person, or any Parent of such person, shall expressly agree by a supplemental indenture, among other things, to indemnify the holder of each debt security against (a) any tax, duty, levy, assessment or governmental charge imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of such consolidation, merger, conveyance, transfer or lease and (b) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease; and

(iv)	certain other conditions are met.

Notwithstanding the foregoing, this covenant shall not apply to any conveyance, transfer or lease of all or substantially all of the properties and assets of any entity to the extent that the person to which such properties or assets are conveyed, transferred or leased is a Guarantor of the debt securities or becomes a guarantor of the debt securities concurrent with any such conveyance, transfer or lease of all or substantially all of our or its properties and assets, or is a wholly-owned subsidiary of any such Guarantor or person who so becomes a guarantor.

Provision of Information

WPP plc or any successor Parent Guarantor will furnish the trustee with copies of its annual report and the information, documents and other reports that it is required to file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K or copies of the information included in such reports on Form 6-K (or annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, if the reporting person is not a foreign private issuer). In addition, to the extent that such reports are not available on the SEC’s website or the website of WPP plc or any successor Parent Guarantor, then such entity will make the same information, documents and other reports available, at its expense, to holders who so request in writing.

If any of WPP plc’s executive officers becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, WPP plc will also file a certificate with the trustee describing the details thereof and the action we are taking or propose to take.

For so long as the debt securities are listed on a securities exchange, WPP plc or any Parent Guarantor will make any reports or other information supplied to the trustee pursuant to this covenant available at the office of WPP plc’s paying agent or transfer agent in the jurisdiction where such exchange is located and will notify such exchange of the occurrence of any event of default and, prior to publication of notice of such event of default in the jurisdiction where such exchange is located, submit a draft of the notice to such exchange.

Definitions

“Indebtedness” means any indebtedness of any person for money borrowed, whether incurred, assumed or guaranteed, and including obligations under capitalized leases.

“Permitted Security Interests” means:

(1) Security Interests arising by operation of law in the ordinary course of business including, without limitation, statutory liens and encumbrances;

(2) any Security Interest over the assets and/or revenues of a company which became or becomes a Subsidiary of the Issuer or a Guarantor after the date of the indenture and which Security Interest is in existence or contracted to be given as at the date it becomes a Subsidiary (and which was not created in contemplation of it becoming a Subsidiary);

(3) those Security Interests existing at the date of the indenture;

(4) Security Interests securing the performance of bids, tenders, bonds, leases, contracts (other than in respect of Indebtedness), statutory obligations, surety, customs and appeal bonds and other obligations of like nature (but not including obligations in respect of Indebtedness) incurred in the ordinary course of business;

(5) Security Interests arising out of judgments or awards which are being contested in good faith and with respect to which an appeal or proceeding for review has been instituted or the time for doing so has not yet expired;

(6) Security Interests upon any property which are created or incurred contemporaneously with the acquisition of such property to secure or provide for the payment of any part of the purchase price of such property (but no other amounts); provided that any such Security Interest shall not apply to any other property of the purchaser thereof;

(7) any Security Interest arising out of title retention provisions in a supplier’s conditions of supply of goods or services acquired by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business;

(8) any right of any bank or financial institution of combination or consolidation of accounts or right to set-off or transfer any sum or sums standing to the credit of any account (or appropriate any securities held by such bank or financial institution) in or towards satisfaction of any present or future liabilities to that bank or financial institution;

(9) any Security Interest securing Indebtedness re-financing Indebtedness secured by Security Interests permitted by clauses (2), (3) or (6) above or this clause (9); provided that the maximum principal amount of the Indebtedness secured by such Security Interests at the time of such refinancing is not increased and such Security Interests do not extend to any assets which were not subject to the Security Interests securing the re-financed Indebtedness;

(10) Security Interests in favor of WPP plc or any of its Restricted Subsidiaries or, after the time that the debt securities are guaranteed by a Parent Guarantor other than WPP plc, Security Interests in favor of the Parent Guarantor or any of its Restricted Subsidiaries;

(11) (a) any Security Interests created or outstanding on or over any of the assets of WPP plc or any of its Subsidiaries issued in connection with an accounts receivable purchase facility, provided that the aggregate outstanding amount secured by such Security Interests permitted by this clause (11)(a) created or outstanding shall not at any time exceed 15% of the total assets (meaning fixed assets plus current assets as shown on our consolidated financial statements) of WPP plc as reported at the most recent year-end or (b) after the time that the debt securities are guaranteed by a Parent Guarantor other than WPP plc (following which time clause (11)(a) shall cease to have effect), any Security Interests created or outstanding on or over any of the Parent Guarantor’s assets or the assets of any of its Subsidiaries issued in connection with an accounts receivable purchase facility provided that the aggregate outstanding amount secured by such Security Interests permitted by this clause (11)(b) created or outstanding shall not at any time exceed 15% of the total assets (meaning fixed assets plus current assets as shown on our consolidated financial statements) of the Parent Guarantor as reported at the most recent year-end (or if the Parent Guarantor did not file reports as of the most recent year-end, 15% of the total assets (meaning fixed assets plus current assets as shown on our consolidated financial statements) of WPP plc as reported at the most recent year-end as reported by WPP plc); and

(12) (a) any other Security Interest created or outstanding on or over any of the assets of WPP plc or any of its Restricted Subsidiaries; provided that the aggregate outstanding amount secured by all such Security Interests permitted by this clause (12)(a) created or outstanding shall not at any time exceed U.S.$40,000,000 or (b) after the time that the debt securities are guaranteed by a Parent Guarantor other than WPP plc (following which time clause (12)(a) shall cease to have effect), any other Security Interest created or outstanding on or over any of the Parent Guarantor’s assets or the assets of any of its Restricted Subsidiaries; provided, further, that the aggregate outstanding amount secured by all such Security Interests permitted by this clause (12)(b) created or outstanding shall not at any time exceed U.S.$40,000,000.

“Restricted Subsidiary” means any Subsidiary whose consolidated revenue shall have exceeded 5% of the consolidated revenues of WPP plc and its Subsidiaries taken as a whole for that financial year or any other Subsidiary designated by WPP plc from time to time as a Restricted Subsidiary in WPP plc’s sole discretion; provided, that after the time that the debt securities are guaranteed by a Parent Guarantor other than WPP plc, “Restricted Subsidiary” shall be any Subsidiary whose consolidated revenue shall have exceeded 5% of consolidated revenues of the Parent Guarantor and its Subsidiaries taken as a whole for that financial year (or if the Parent Guarantor has existed for less than one year, 5% of the consolidated revenues of WPP plc and its Subsidiaries taken as a whole for that financial year), or any other Subsidiary designated by the Parent Guarantor from time to time as a Restricted Subsidiary in the Parent Guarantor’s sole discretion.

“Subsidiary” of a specified person means that specified person holds a majority of the voting rights in it, or is a member of it and has the right to appoint or remove a majority of its board of directors or is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or if it is a subsidiary of a company which is itself a subsidiary of that specified person.

Events of Default and Remedies

The following are events of default (“Events of Default”) under the indenture with respect to the debt securities of a series or to the related guarantees:

(a)	failure to pay principal of or any premium on any debt securities of such series when due;

(b)	failure to pay any interest (including additional amounts, if any) on any debt securities of such series when due, continued for 30 days;

(c)	failure by the Issuer or any Guarantor to perform any other covenant or warranty in the debt securities of such series or the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a different series of the debt securities) continued for 45 days after written notice has been given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, as provided in the indenture;

(d)	default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Issuer or any Guarantor in an amount in excess of U.S.$25,000,000 (or the equivalent thereof in other currencies or currency units) which default shall have resulted in such indebtedness being accelerated prior to the date on which it would otherwise become due and payable, unless such indebtedness is discharged or such acceleration is rescinded or annulled within 10 days after written notice as provided in the indenture has been given by the trustee;

(e)	any guarantee of such series of debt securities is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under the guarantees of such series of debt securities; and

(f)	certain events of bankruptcy, insolvency, examinership, reorganization, or désastre proceedings of the Issuer, any Guarantor or any of WPP plc’s “significant subsidiaries” (as defined in Regulation S-X under the U.S. Securities Act of 1933, as amended).

If an Event of Default with respect to the debt securities of a series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding by notice as provided in the indenture may declare the aggregate principal amount of all the debt securities of such series to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of amounts due solely because of such acceleration, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

An Event of Default for one series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities.

No holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (1) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (2) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request, and such holder or holders have offered, to the trustee indemnity reasonably satisfactory to it to institute such proceeding as trustee and (3) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, if any, or interest (including additional amounts, if any) on such debt security on or after the applicable due date specified in such debt security.

Modification and Waiver

Modifications and amendments of the indenture may be made by the Issuer, the Guarantors and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the series affected thereby, among other things:

(1)	change the stated maturity of the principal of, or any installment of principal of or premium or interest (including additional amounts, if any), on, any debt securities of such series or change the obligation of the Issuer or the Guarantors to pay any additional amounts;

(2)	reduce the principal amount of, or rate of interest (or additional amounts, if any), on, or any premium payable upon the redemption or repurchase of, any debt securities of such series;

(3)	change the place of payment where, or the currency in which, any debt securities of such series or any premium or interest (including additional amounts, if any) thereon is payable;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities of such series on or after the stated maturity or redemption or repurchase date;

(5)	reduce the percentage in principal amount of outstanding debt securities of such series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(6)	change in any manner adverse to the holders of the outstanding debt securities of such series the terms and conditions of the obligations of any Guarantor under its guarantee in respect of the debt securities of such series in respect of the due and punctual payment of the principal thereof and any premium or interest (including additional amounts, if any) thereon; or

(7)	modify such provisions with respect to modification and waiver.

The indenture may also be modified or amended without the consent of holders of a series of debt securities, among other things:

(1)	to evidence the succession of another person to the Issuer or a Guarantor in accordance with certain requirements set forth in the indenture;

(2)	to add to the covenants of the Issuer or a Guarantor for the benefit of holders of such series of debt securities or to surrender any power conferred upon the Issuer or a Guarantor;

(3)	to add any Events of Default;

(4)	to add or to change provisions of the indenture to permit or facilitate the issuance of debt securities in bearer form, Registrable or not Registrable or uncertificated form;

(5)	to add to or change or eliminate any of the provisions of the indenture; provided that any such addition, change or elimination (a) will not apply to any debt securities created prior thereto, (b) will not modify the rights of the holder of any such debt security with respect to such provision or (c) will only apply to future issuances;

(6)	to modify the restrictions on transferability of the debt securities of a series in order to comply with applicable law;

(7)	to secure the debt securities of such series or the related guarantees;

(8)	to establish the form or terms of other series of debt securities as permitted by the indenture;

(9)	to provide for successor or additional trustees;

(10)	to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of any holders of such series of debt securities;

(11)	to conform the terms of such series of debt securities with the description thereof set forth in the applicable prospectus supplement and any related term sheet;

(12)	to add one or more additional guarantors;

(13)	to amend the indenture to conform to the provisions of the U.S. Trust Indenture Act of 1939, as amended; or

(14)	to make any other change that does not adversely affect the interests of the holders of such series of debt securities in any material respect.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of such series of debt securities, waive compliance by the Issuer and/or a Guarantor with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of such series of debt securities, waive any past default under the indenture and its consequences, except a default in the payment of principal of, premiums if any, or interest (including additional amounts, if any) on, any outstanding debt security of such series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.

Except in certain limited circumstances, the Issuer or a Guarantor will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of a series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities of such series on the record date. To be effective, such action must be taken by holders of the requisite aggregate principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Issuer or a Guarantor, and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance

The indenture provides that the Issuer and the Guarantors (i) will be deemed to have been discharged from any and all obligations in respect of the debt securities of a series and the related guarantees (except for certain obligations to register the transfer of or exchange such debt securities, to replace stolen, lost, destroyed or mutilated notes) upon satisfaction of certain requirements (including, without limitation, providing such security or indemnity as the trustee and the Issuer may require), to maintain paying agents, to pay additional amounts and to hold certain moneys in trust for payment) or (ii) need not comply with certain restrictive covenants of the indenture (including those described under “—Covenants—Negative Pledge” and “—Covenants—Limitation on Sale and Leaseback Transactions” and certain other obligations under the indenture), in each case if the Issuer or a Guarantor deposits, in trust with the trustee or paying agent, as applicable, money in an amount, or U.S. Government Obligations (as defined in the indenture) that through the scheduled payment of principal and interest (including additional amounts, if any) in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay all the principal of, and any premium and interest (including additional amounts, if any) on, the debt securities of such series on the dates such payments are due in accordance with the terms of the indenture and such debt securities. In connection with exercising the option pursuant to clause (i) or (ii) above, the Issuer is required to deliver to the trustee (x) opinions of counsel stating that (a) the beneficial owners of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes or be subject to any taxes or recognize gain or loss for income tax purposes in the jurisdictions in which the Issuer is organized, resident or carries on business as a result of the exercise of such option and will be subject to U.S. federal income tax and income taxes, capital and other taxes, including withholding taxes, in such jurisdictions in the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which in the case of clause (i) must be based on a change in law or published ruling by the U.S. Internal Revenue Service and (b) the deposit shall not result in the Issuer being deemed an “investment company” required to register under the U.S. Investment Company Act of 1940, as amended, (y) an officers’ certificate to the effect that debt securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit and (z) an officers’ certificate and an opinion of counsel as to compliance with all applicable conditions precedent provided for in the indenture relating to the defeasance of such debt securities.

Distributable Reserves Consent

Each holder will be deemed to consent to the Issuer or any Guarantor (or any additional or successor Guarantor) applying to a court of competent jurisdiction for an order sanctioning a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of a share premium account as a distributable reserve.

Notices

As long as debt securities of a series remain in global form, notices to be given to holders of such debt securities will be given to DTC, in accordance with its applicable policies as in effect from time to time. If the Issuer issues debt securities in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s or the security registrar’s records, and will be deemed given when mailed. For so long as any debt securities are listed on any securities exchange, the Issuer will publish such notices as may be required by the rules and regulations of such securities exchange.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Governing Law

The indenture, the debt securities and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process; Submission to Jurisdiction

The indenture will provide that the Issuer and the Guarantors will each appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent for service of process in any legal action or proceeding arising out of or in relation to the indenture, the debt securities or the guarantees brought in any Federal or state court in the Borough of Manhattan, The City of New York, New York, and the Issuer and the Guarantors will each irrevocably submit to the non-exclusive jurisdiction of such courts.

Currency Indemnity

The obligations of the Issuer and the Guarantors under the debt securities of a series and the guarantees, respectively, will be discharged only to the extent that the relevant holder is able to purchase U.S. dollars with any other currency paid to that holder in accordance with any judgment or otherwise. If the holder cannot purchase U.S. dollars in the amount originally to be paid, the Issuer and the Guarantors will pay the difference. The holder, however, agrees that, if the amount of U.S. dollars purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to the Issuer or the Guarantors, as the case may be. The holder will not be obligated to make this reimbursement if the Issuer or the Guarantors are in default of their respective obligations under the debt securities or the related guarantees.

Concerning the Trustee

Wilmington Trust, National Association has been appointed trustee under the indenture.

The indenture provides that the Issuer and the Guarantors will indemnify the trustee against any loss, liability or expense incurred without negligence or willful misconduct of the trustee in connection with the acceptance or administration of the trust created by the indenture.

FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of the debt securities.

The debt securities will be issued in global form, without interest coupons. Debt securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the security registrar as custodian for The Depository Trust Company, known as DTC, and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global securities may be credited within DTC to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, on behalf of the owners of such interests. We refer to Euroclear S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, as “Euroclear” and “Clearstream,” respectively.

Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Certificated Securities

Beneficial interests in a global security may not be exchanged for securities in physical, certificated form unless:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depository is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee and the security registrar that we elect to cause the issuance of certificated securities; or

•	certain other events provided in the indenture occur, including the occurrence and continuance of an event of default with respect to the securities.

In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depositary.

Exchanges Between Certificated Securities

You may transfer or exchange a certificated security or replace any lost, stolen, mutilated or destroyed certificated security for a new certificated security of like tenor and principal amount upon surrender at the office of the security registrar, together with a form of transfer duly completed and executed and any other evidence that the security registrar may reasonably require; provided that all transfers, exchanges and replacements must be effected in accordance with the indenture and the supplemental indenture. In the case of a transfer of only part of a certificated security, a new certificated security will be issued to the transferee in respect of the part transferred and a further new certificated security in respect of the balance of the original certificated security not transferred will be issued to the transferor.

Book-Entry Procedures for Global Securities

The following descriptions of the operations and procedures of DTC, Euroclear and Clearstream are provided to you solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change from time to time. We take no responsibility for these operations and procedures and urge you to contact the systems or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, known as participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in the accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. These persons are known as indirect participants. Persons who are not participants or indirect participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of global securities, DTC will credit, on its internal system, the accounts of participants with portions of the principal amount of such global securities, and

•

ownership of the interests in such global securities will be shown on, and the transfer of ownership of the interests will be effected only through, records maintained by DTC, in the case of participants, or by participants and indirect participants, in the case of other owners of beneficial interests in such global securities.

You may hold interests in a global security directly through DTC, if you are a participant in that system, or indirectly through organizations, including Euroclear and Clearstream, which are participants in that system. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery of the debt securities that they own. Consequently, your ability to transfer beneficial interests in a global security to others may be limited. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

As long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be considered the sole owner and holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. Except as described above, if you hold a book-entry interest in a global security, you:

•	will not have debt securities registered in your name;

•	will not receive physical delivery of the debt securities in certificated form; and

•	will not be considered the registered owner or holder of the interest in the global security under the indenture or the debt securities.

DTC has advised us that it will take any action permitted to be taken by a holder of the debt securities:

•	only at the direction of one or more participants to whose account with DTC interests in the global securities are credited; and

•	only in respect of such portion of the aggregate principal amount of the debt securities as to which the participant in question has given such direction.

If there is an event of default under the debt securities, however, DTC reserves the right to exchange the global security for legended securities in certificated form, and to distribute these debt securities to its participants.

Although we expect that DTC, Euroclear and Clearstream will follow the foregoing procedures in order to facilitate transfers of beneficial interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee or security registrar will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their obligations under the rules and procedures governing their operations, which may include:

•	maintaining, supervising and reviewing the records related to payments made on account of beneficial ownership interests in the global securities, and

•	any other action taken by any such depositary, participant or indirect participant.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

We may sell securities: (1) through underwriters or dealers; (2) directly to one or a limited number of institutional purchasers; or (3) through agents. Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. We may offer the securities to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly through one or more such investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell securities either directly to one or more institutional purchasers, or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all such cases we must approve such institutions. Such contracts will be subject only to those conditions set forth in such prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may engage in transactions with us or perform services for us in the ordinary course of business.

EXPERTS

The consolidated financial statements incorporated in the registration statement of which this prospectus forms a part by reference from WPP plc’s Annual Report on Form 20-F and the effectiveness of our internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF SECURITIES

Allen & Overy LLP will pass upon certain legal matters under New York law and English law for us regarding the debt securities and guarantees. Mourant Ozannes will pass upon certain legal matters under Jersey law for us regarding certain of the guarantees. A&L Goodbody will pass upon certain legal matters under Irish law for us regarding certain of the guarantees.

ENFORCEABILITY OF CIVIL LIABILITIES

WPP Finance 2010 is a private unlimited liability company incorporated under the laws of England and Wales. WPP plc is a public company limited by shares incorporated under the laws of Jersey. WPP Air 1 Limited is a company limited by shares incorporated under the laws of Ireland. WPP 2008 Limited and WPP 2005 Limited are private limited liability companies incorporated under the laws of England and Wales. Some of the directors and officers of the Issuer and the Guarantors, and certain of the experts named herein, reside outside of the United States. In addition, a substantial portion of the Issuer’s and the Guarantors’ assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States against the Issuer and the Guarantors or their respective directors and officers and certain experts or to enforce against any of them judgments, including those obtained in original actions or in actions to enforce judgments of the U.S. courts, predicated upon the civil liability provisions of the U.S. federal securities laws.

The Issuer and the Guarantors have expressly submitted to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, The City of New York for the purpose of any suit, action or procedure to enforce the debt securities or the related guarantees and have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 to accept service of process in any such action.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement for debt securities and guarantees, including exhibits, that we have filed with the SEC on Form F-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

WPP plc files reports, including annual reports on Form 20-F, with, and furnishes other information to, the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with or furnished to the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any documents WPP plc files or furnishes electronically will be available free of charge at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with or furnish to the SEC may automatically update and supersede earlier information filed with or furnished to the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•	WPP plc’s annual report on Form 20-F for the year ended December 31, 2011, filed with the SEC on April 30, 2012 (SEC File No. 000-16350);

•	WPP plc’s interim report on Form 6-K for the six months ended June 30, 2012, filed with the SEC on August 30, 2012 (SEC File No. 000-16350);

•

any future annual reports on Form 20-F that WPP plc files with the SEC after the date of this prospectus and prior to the later of (i) the termination of the offering of the securities offered by this prospectus and (ii) if applicable, the date any underwriters stop offering securities; and

•	any future reports on Form 6-K that WPP plc furnishes to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

The Form 20-F may also be accessed via the SEC’s website at www.sec.gov. Where reference is made to a website in this prospectus, the contents of that website do not form part of this prospectus.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning us at 6 Ely Place, Dublin 2, Ireland, telephone: 011-353-1-669-0333.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

The consolidated financial statements of WPP plc for the year ended December 31, 2011 have been incorporated by reference in this prospectus as described above. Note 32 of the consolidated financial statements includes certain condensed consolidating financial information pertaining to the Issuer, the Guarantors and another subsidiary of WPP plc, Young & Rubicam Brands US Holdings. Young & Rubicam Brands US Holdings is a guarantor of other indebtedness of the Issuer and is an indirect wholly owned subsidiary of WPP Air 1 Limited with no operations or cash flows of its own and its sole assets are its interests in certain operating subsidiaries. The exclusion of the financial information of Young & Rubicam Brands US Holdings has no financial impact on the columns presented in the condensed consolidating financial information relating to the Subsidiary Guarantors.

The unaudited consolidated interim financial statements of WPP plc for the six months ended June 30, 2012 have been incorporated by reference in this prospectus as described above. Note 20 of the unaudited consolidated interim financial statements includes certain condensed consolidating financial information pertaining to the Issuer, the Guarantors and another subsidiary of WPP plc, Young & Rubicam Brands US Holdings. Young & Rubicam Brands US Holdings is a guarantor of other indebtedness of the Issuer and is an indirect wholly owned subsidiary of WPP Air 1 Limited with no operations or cash flows of its own and its sole assets are its interests in certain operating subsidiaries. The exclusion of the financial information of Young & Rubicam Brands US Holdings has no financial impact on the columns presented in the condensed consolidating financial information relating to the Subsidiary Guarantors.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.	Indemnification of Directors and Officers.

Article 67 of WPP Finance 2010’s Articles of Association provides:

“(a)	Subject to paragraph (e), a relevant director of the company or of an associated company may be indemnified out of the company’s assets against:

(i)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company;

(ii)	any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act);

(iii)	any other liability incurred by that director as an officer of the company or an associated company.

(b)	The company may fund the expenditure of a relevant director of the company or of any associated company for the purposes permitted under the Companies Act and may do anything to enable such relevant director to avoid incurring such expenditure as provided in the Companies Act.

(c)	No relevant director of the company or of any associated company shall be accountable to the company or the shareholders for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

(d)	The powers given by this article shall not limit any general powers of the company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.

(e)	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law.

(f)	In this article and in article 68:

(i)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(ii)	a relevant director means any director or former director of the company or of an associated company.”

References to the “Companies Act” in Article 67 above are to the Companies Act 2006 of the United Kingdom including any statutory modification or re-enactment of it for the time being in force.

Article 148 of WPP plc’s Articles of Association provides:

“As far as the legislation allows, the Company may:

(a)	indemnify any director of the Company (or of an associated body corporate) against any liability;

(b)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(c)	purchase and maintain insurance against any liability for any director referred to in (a) or (b) above; and

(d)	provide any director referred to in (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.”

Article 35 of WPP Air 1 Limited’s Articles of Association provides:

“Subject to the Acts, every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the court. Regulation 138 of Part I of Table A will not apply.”

Article 122 of WPP 2008 Limited’s Articles of Association provides:

“(a)	As far as the legislation allows, the Company may:

(i)	indemnify any director of the Company (or of an associated body corporate) against any liability,

(ii)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme,

(iii)	purchase and maintain insurance against any liability for any director referred to in (i) or (ii) above, and

(iv)	provide any director referred to in (i) or (ii) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure)

(b)	The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief

(c)	Regulation 118 of Table A shall not apply”

References to “Table A” in Article 122 above are to Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended by the Companies (Tables A to F) Regulations 1985, the Companies Act 1985 (Electronic Communications) Order 2000, the Companies (Tables A to F) (Amendment) Regulations 2007 and the Companies (Tables A to F) (Amendment) (No 2) Regulations 2007.

Article 69 of WPP 2005 Limited’s New Articles of Association provides:

“(a)	Subject to paragraph (e), a relevant director of the Company or of an associated company may be indemnified out of the Company’s assets against:

(i)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company;

(ii)	any liability incurred by that director in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act);

(iii)	any other liability incurred by that director as an officer of the Company or an associated company.

(b)	The Company may fund the expenditure of a relevant director of the Company or of any associated company for the purposes permitted under the Companies Act and may do anything to enable such relevant director to avoid incurring such expenditure as provided in the Companies Act.

(c)	No relevant director of the Company or of any associated company shall be accountable to the Company or the shareholders for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

(d)	The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.

(e)	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law.

(f)	In this article and in article 70:

(i)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(ii)	a relevant director means any director or former director of the Company or of an associated company.”

References to the “Companies Act” in Article 69 above are to the Companies Act 2006 of the United Kingdom including any statutory modification or re-enactment of it for the time being in force.

Articles 77 and 212 of the Companies (Jersey) Law 1991 (as amended), applicable to WPP plc, provide as follows:

“77. Indemnity of officers and former officers

(1)	Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

(2)	Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against:

(a)	any liabilities incurred in defending any proceedings (whether civil or criminal)—

(i)	in which judgment is given in the person’s favour or the person is acquitted,

(ii)	which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or

(iii)	which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;

(b)	any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

(c)	any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or

(d)	any liability against which the company normally maintains insurance for persons other than directors.

(3)	Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.

(4)	This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.”

“212 Power of court to grant relief in certain cases

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor it appears to the court that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that the person has acted honestly and that having regard to all the circumstances of the case (including those connected with his or her appointment) he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, the court may relieve the person, either wholly or partly, from his or her liability on such terms as it thinks fit.

(2)	If an officer or person mentioned in paragraph (1) has reason to apprehend that a claim will or might be made against the person in respect of negligence, default, breach of duty or breach of trust, he or she may apply to the court for relief; and the court on the application has the same power to relieve the person as it would have had if proceedings against him or her for negligence, default, breach of duty or breach of trust had been brought.”

WPP plc maintains an insurance policy for its directors and officers in respect of liabilities arising from any act, error or omission while acting in their capacities as directors or officers of WPP plc or any associated company.

Section 200 of the Companies Act 1963 of Ireland (as amended), applicable to WPP Air 1 Limited, provides as follows:

“200 Avoidance of provisions exempting officers and auditors of company from liability

(1)	Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void, so, however, that—

(a)	nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

(b)	notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 or section 42 of the Companies (Amendment) Act, 1983 in which relief is granted to him by the court.

(2)	Notwithstanding subsection (1), a company may purchase and maintain for any of its officers or auditors insurance in respect of any liability referred to in that subsection.

(3)	Notwithstanding any provision contained in an enactment, the articles of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director might benefit.

(4)	Any directors’ and officers’ insurance purchased or maintained by a company before the date on which the amendments made to this section by the Companies (Auditing and Accounting) Act 2003 came into operation is as valid and effective as it would have been if those amendments had been in operation when that insurance was purchased or maintained.

(5)	In this section a reference to an officer or auditor includes any former or current officer or auditor of the company, as the case may be.”

Sections 232—235 and Section 1157 of the Companies Act 2006 of the United Kingdom, applicable to WPP Finance 2010, WPP 2008 Limited and WPP 2005 Limited, provide as follows:

“232 Provisions protecting directors from liability

(1)	Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)	Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

“233 Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

“234 Qualifying third party indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director—

(i)	in defending criminal proceedings in which he is convicted, or

(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose—

(a)	a conviction, judgment or refusal of relief becomes final—

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)	The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—

section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee),

or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

“235 Qualifying pension scheme indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)	Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose—

(a)	a conviction becomes final—

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”

“1157 Power of court to grant relief in certain cases

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)	an officer of a company, or

(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)	he may apply to the court for relief, and

(b)	the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Item 2.	Exhibits.

1.	Form of Underwriting Agreement.

4.1	Indenture among WPP Finance 2010, WPP plc, WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Wilmington Trust, National Association, as trustee, Citibank, N.A., as security registrar and principal paying agent, and Citibank, N.A., London Branch, as a paying agent, dated November 21, 2011 (incorporated herein by reference to Exhibit 4.1 of WPP Finance 2010’s registration statement on Form F-4 (No. 333-181055) filed with the Securities and Exchange Commission on April 30, 2012).

4.2	Form of debt security (included in Exhibit 4.1).

4.3	Form of guarantee (included in Exhibit 4.1).

5.1	Opinion of Allen & Overy LLP as to matters of US law.

5.2	Opinion of Allen & Overy LLP as to matters of English law.

5.3	Opinion of Mourant Ozannes as to matters of Jersey law.

5.4	Opinion of A&L Goodbody as to matters of Irish law.

23.1	Consent of Deloitte LLP.

23.2	Consent of Allen & Overy LLP (included in Exhibit 5.1).

23.3	Consent of Allen & Overy LLP (included in Exhibit 5.2).

23.4	Consent of Mourant Ozannes (included in Exhibit 5.3).

23.4	Consent of A&L Goodbody (included in Exhibit 5.4).

24.1	Powers of attorney (included in the signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of Wilmington Trust Company (incorporated herein by reference to Exhibit 25.1 of WPP Finance 2010’s registration statement on Form F-4 (No. 333-181055) filed with the Securities and Exchange Commission on April 30, 2012).

Item 3.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)i, (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of a registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF WPP FINANCE 2010

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on September 4, 2012.

WPP FINANCE 2010

By:	/S/ PAUL DELANEY
Name:	Paul Delaney
Title:	Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of WPP Finance 2010. In addition, each of the undersigned hereby severally and individually constitutes and appoints Paul Delaney, Christopher Sweetland and Paul Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP Finance 2010 to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/S/ PAUL DELANEY Paul Delaney	Director and Chairman (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 4, 2012

/S/ CHRISTOPHER SWEETLAND Christopher Sweetland	Director	September 4, 2012

/S/ PAUL RICHARDSON Paul Richardson	Authorized Representative in the United States	September 4, 2012

SIGNATURES OF WPP PLC

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on September 4, 2012.

WPP PLC

By:	/S/ PAUL RICHARDSON
Name:	Paul Richardson
Title:	Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of WPP plc. In addition, each of the undersigned hereby severally and individually constitutes and appoints Paul Delaney, Christopher Sweetland and Paul Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP plc to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

Philip Lader	Chairman (non-executive) of the Board of Directors

/S/ MARTIN SORRELL Sir Martin Sorrell	Group Chief Executive (Principal Executive Officer and Director)	September 4, 2012

/S/ PAUL RICHARDSON Paul Richardson	Group Finance Director (Principal Financial Officer and Director) and Authorized Representative in the United States	September 4, 2012

/S/ DAVID BARKER David Barker	Group Finance Controller (Controller)	September 4, 2012

/S/ MARK READ Mark Read	Executive Director	September 4, 2012

/S/ COLIN DAY Colin Day	Non-Executive Director	September 4, 2012

Signature	Title	Date

/S/ ESTHER DYSON Esther Dyson	Non-Executive Director	September 4, 2012

Orit Gadiesh	Non-Executive Director

/S/ RUIGANG LI Ruigang Li	Non-Executive Director	September 4, 2012

/S/ STANLEY MORTEN Stanley Morten	Non-Executive Director	September 4, 2012

/S/ KOICHIRO NAGANUMA Koichiro Naganuma	Non-Executive Director	September 4, 2012

/S/ JOHN QUELCH John Quelch	Non-Executive Director	September 4, 2012

Jeffrey Rosen	Non-Executive Director

/S/ TIMOTHY SHRIVER Timothy Shriver	Non-Executive Director	September 4, 2012

/S/ PAUL SPENCER Paul Spencer	Non-Executive Director	September 4, 2012

Sol Trujillo	Non-Executive Director

SIGNATURES OF WPP AIR 1 LIMITED

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on September 4, 2012.

WPP AIR 1 LIMITED

By:	/S/ PAUL RICHARDSON

Name:	Paul Richardson
Title:	Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of WPP Air 1 Limited. In addition, each of the undersigned hereby severally and individually constitutes and appoints Paul Delaney, Christopher Sweetland and Paul Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP Air 1 Limited to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/S/ DAVID HAUGH David Haugh	Director and Chairman	September 4, 2012

/S/ J.P. DONNELLY J.P. Donnelly	Director	September 4, 2012

/S/ JIM CONDREN Jim Condren	Director	September 4, 2012

/S/ THIERRY LENDERS Thierry Lenders	Director	September 4, 2012

/S/ PAUL RICHARDSON Paul Richardson	Director and Authorized Representative in the United States	September 4, 2012

GIVEN under the Common Seal

of WPP AIR 1 LIMITED

in the presence of:

*By:	/S/ JIM CONDREN
Name:	Jim Condren
Title:	Director

*By:	/S/ DAVID HAUGH
Name:	David Haugh
Title:	Director/Secretary

SIGNATURES OF WPP 2008 LIMITED

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on September 4, 2012.

WPP 2008 LIMITED

By:	/S/ PAUL DELANEY
Name:	Paul Delaney
Title:	Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of WPP 2008 Limited. In addition, each of the undersigned hereby severally and individually constitutes and appoints Paul Delaney, Christopher Sweetland and Paul Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP 2008 Limited to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/S/ PAUL DELANEY Paul Delaney	Director and Chairman	September 4, 2012

Andrew Scott	Director

/S/ CHRISTOPHER SWEETLAND Christopher Sweetland	Director	September 4, 2012

/S/ PAUL RICHARDSON Paul Richardson	Authorized Representative in the United States	September 4, 2012

SIGNATURES OF WPP 2005 LIMITED

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on September 4, 2012.

WPP 2005 LIMITED

By:	/S/ PAUL DELANEY
Name:	Paul Delaney
Title:	Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of WPP 2005 Limited. In addition, each of the undersigned hereby severally and individually constitutes and appoints Paul Delaney, Christopher Sweetland and Paul Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP 2005 Limited to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/S/ PAUL DELANEY Paul Delaney	Director and Chairman	September 4, 2012

/S/ CHRISTOPHER SWEETLAND Christopher Sweetland	Director	September 4, 2012

/S/ PAUL RICHARDSON Paul Richardson	Authorized Representative in the United States	September 4, 2012

Exhibit Index

Exhibit Number	Description of Exhibit
1	Form of Underwriting Agreement.

4.1	Indenture among WPP Finance 2010, WPP plc, WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Wilmington Trust, National Association, as trustee, Citibank, N.A., as security registrar and principal paying agent, and Citibank, N.A., London Branch, as a paying agent, dated November 21, 2011 (incorporated herein by reference to Exhibit 4.1 of WPP Finance 2010’s registration statement on Form F-4 (No. 333-181055) filed with the Securities and Exchange Commission on April 30, 2012).

4.2	Form of debt security (included in Exhibit 4.1).

4.3	Form of guarantee (included in Exhibit 4.1).

5.1	Opinion of Allen & Overy LLP as to matters of US law.

5.2	Opinion of Allen & Overy LLP as to matters of English law.

5.3	Opinion of Mourant Ozannes as to matters of Jersey law.

5.4	Opinion of A&L Goodbody as to matters of Irish law.

23.1	Consent of Deloitte LLP.

23.3	Consent of Davis & Gilbert LLP (included in Exhibit 5.1).

23.4	Consent of Allen & Overy LLP (included in Exhibit 5.2).

23.4	Consent of Mourant Ozannes (included in Exhibit 5.3).

23.4	Consent of A&L Goodbody (included in Exhibit 5.4).

24.1	Powers of attorney (included in the signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of Wilmington Trust, National Association (incorporated herein by reference to Exhibit 25.1 of WPP Finance 2010’s registration statement on Form F-4 (No. 333-181055) filed with the Securities and Exchange Commission on April 30, 2012).